EX-28.e.1.a

AMENDMENT TO
DISTRIBUTION AGREEMENT
BETWEEN
GPS FUNDS II
AND
ASSETMARK BROKERAGE, LLC

This Amendment (the “Amendment”) is entered into as of [January___], 2016, by and between GPS Funds II, a Delaware statutory trust (the “Trust”), and AssetMark Brokerage, LLC, a Delaware limited liability company (the “Distributor”).

The parties hereby amend the Distribution Agreement dated August 15, 2014 (the “Agreement”), as set forth below.  Unless otherwise provided, capitalized terms used herein shall have the same meanings given to such terms in the Agreement.

Effective immediately, Appendix A of the Agreement is replaced with Appendix A attached hereto.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

GPS FUNDS II

___________________________________
Name:
Title:

ASSETMARK BROKERAGE, LLC

___________________________________
Name:
Title:

APPENDIX A

GuidePath® Growth Allocation Fund

GuidePath® Conservative Allocation Fund

GuidePath® Tactical Allocation Fund

GuidePath® Absolute Return Allocation Fund

GuideMark® Opportunistic Fixed Income Fund

GuidePath® Multi-Asset Income Allocation Fund

GuidePath® Managed Futures Strategy Fund

GuidePath® Flexible Income Allocation Fund